EXHIBIT 23.2


                        CONSENT OF DELOITTE & TOUCHE LLP



We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-17519 of S3 Incorporated on Form S-3 of our reports dated January 17, 1996, appearing in the Annual Report on Form 10-K of S3 Incorporated for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



/s/ DELOITTE & TOUCHE LLP
DELOITTE & TOUCHE LLP


San Jose, California
February 7, 1997



                                      II-6